Exhibit 24.1

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Bami Bastani and Thomas C. Shields, or either of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bami Bastani Bami Bastani	CEO and President; Director	May 30, 2008

/s/ Thomas C. Shields Thomas C. Shields	Executive Vice President and CFO; (Principal Financial and Accounting Officer)	May 30, 2008

/s/ Paul S. Bachow Paul S. Bachow	Director	May 30, 2008

/s/ Gilles Delfassy Gilles Delfassy	Director	May 30, 2008

/s/ David Fellows David Fellows	Director	May 30, 2008

/s/ Harry T. Rein Harry T. Rein	Director	May 30, 2008

/s/ Ronald Rosenzweig Ronald Rosenzweig	Director	May 30, 2008

/s/ Lewis Solomon Lewis Solomon	Director	May 30, 2008